Form of Tranche A Note

          THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF ANY INTEREST IN THIS NOTE OR OF ANY PARTICIPATION IN THE LOANS THIS NOTE EVIDENCES IS CONDITIONAL AND SHALL BE INEFFECTIVE IF THE NEW JERSEY CASINO CONTROL COMMISSION DISAPPROVES.

                        TRANCHE A NOTE

  $amount                                                     date

       Bally's Park Place, Inc., a corporation organized under the laws of the State of New Jersey (the "Borrower"), for value received, hereby promises to pay to the order of ________ (the "Bank") on December 31, 1998, in lawful money of the United States of America and in immediately available funds, the principal sum of ____ or such lesser unpaid principal amount as shall be outstanding hereunder, together with interest from the date hereof on the unpaid principal balance of this Tranche A Note, payable on the dates and at the rate provided for in the Amended and Restated Credit and Guaranty Agreement of even date by and among the Borrower, First Union National Bank, Midlantic Bank, National Association, LaSalle National Bank, Bally's Park Place, Inc., a Delaware Corporation, and Bally's Park Place Realty Corp., a New Jersey Corporation, as the same may be amended from time to time (the "Agreement"). In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

       The holder of this Tranche A Note is authorized to record in its books and records, pursuant to Section 2.03 of the Agreement, the date and principal amount of each Tranche A Loan made by the Bank, the date and amount of each payment or prepayment of principal thereof and the interest rate with respect thereto. Such recordation shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure of the Bank to make such recordation shall not affect the obligations of the Borrower hereunder or under the Agreement. The aggregate unpaid principal amount of all Tranche A Loans set forth in such schedule shall be presumptive evidence of the principal amount owing and unpaid on this Tranche A Note.

       This Tranche A Note is one of the Tranche A Notes referred to in the Agreement, and is entitled to the benefits and is subject to the terms of the Agreement. This Tranche A Note is repayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement.

       Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Tranche A Note are hereby waived.

       Upon the occurrence of any Event of Default specified in the Agreement, all amounts then remaining unpaid on this Tranche A Note may, pursuant to
  Section 6.03 of the Agreement, be declared to be immediately due and payable, all as provided in the Agreement.

       This Tranche A Note shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of New Jersey.

       This Tranche A Note may not be changed orally, but only by an instrument in writing executed pursuant to the provisions of Section 9.01 of the Agreement.

                                           Bally's Park Place, Inc.,
                                          a New Jersey corporation
                                          By:Exhibit - do not sign
                                          Joseph A. D'Amato
                                          Vice President